April 16, 2007


Securities and Exchange Commission
Washington, D. C. 20549

Commissioners:

We have read Limco-Piedmont, Inc.'s statements in its Form S-1 dated April 16, 2007, under the caption "Change in Accountants" included pursuant to Item 304 of Regulation S-K. We agree with the statements concerning our firm made in the second and third paragraphs, the first sentence of the fourth paragraph and the sixth paragraph. We have no basis to agree or disagree with the first paragraph, the second and third sentences of the fourth paragraph, and the fifth paragraph.


/s/ Tullius Taylor Sartain & Sartain LLP